COMMUNITY FIRST BANKING COMPANY
                             RESTRICTED STOCK AWARD

     THIS AWARD is made as of this ____ day of January, 1998 (the "Award Date"), by COMMUNITY FIRST BANKING COMPANY (the "Company"), a Georgia corporation, in favor of ____________________________________ (the "Employee").

                                   Background

     A. The Company adopted the Community First Banking Company Management Recognition Plan (the "Plan") for the purpose of securing and retaining the services of key employees and directors of the Company, by promoting and increasing their personal interests in the welfare of the Company and by providing incentive to those who are primarily responsible for the operations of the Company and for shaping and carrying out the long-range plans of the Company and aiding in its continued growth and financial success.

     B. The committee of the Board of Directors administering the Plan (the "Committee") has authorized the grant to Employee of a restricted stock award under Section 2.3 of the Plan to purchase shares of Series A Convertible Preferred Stock, $.01 par value per share (the "Preferred Stock"), of the Company.

     C. The Company wishes to confirm herein the terms, conditions and restrictions of the restricted stock award.

     For and in consideration of the premises and other good and valuable consideration, the Company hereby issues the Award described below:

                                    Section 1
                                 Award of Shares

     1.1 Award of Shares. Subject to the terms, restrictions, limitations and conditions stated herein and in the Plan, the Company hereby awards to Employee ________ shares of Preferred Stock (the "Restricted Shares").

     1.2 Vesting of Restricted Shares. Employee shall become vested in the Restricted Shares at a rate of five percent (5%) as of the last day of each calendar quarter commencing with the first calendar quarter ending after the Award Date and will continue for each calendar quarter thereafter for nineteen
(19) consecutive calendar quarters during which the Employee is employed by the Company or its affiliates; provided, however, that any Restricted Shares that have not become vested in accordance with the foregoing schedule shall become vested upon the first to occur of any of the following:

          (a) the effective date of a Termination of Service due to death or Disability;

          (b) the effective date of a Termination of Service initiated by the Employee for Good Reason;

          (c) the effective date of a Termination of Service initiated by the Company other than for Cause; or

          (d) the date of a Change in Control of the Company.

The last day of each calendar quarter following the Award Date and the events described in clauses (a), (b), (c) or (d) above are referred to herein individually as a "Vesting Date" and, collectively, as "Vesting Dates." The Restricted Shares which have become vested pursuant to this Section are herein referred to as the "Vested Shares."

     1.3 Additional Condition to Restricted Shares. In order to not forfeit the Restricted Shares, Employee must deliver to the Company, either within thirty
(30) days of the earlier of (a) the occurrence of a Vesting Date, pursuant to which all or any portion of the Restricted Shares become Vested Shares, or (b) the making of an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), as to all or any portion of the Award Shares, either (i)-cash or a certified check payable to the Company in the amount of all withholding tax obligations (whether federal, state or local), imposed on the Company by reason of the vesting of the Restricted Shares or the making of the election, as applicable; or (ii)-such authorization as the Company determines is acceptable for the satisfaction of such tax withholding obligations from compensation otherwise payable to the Employee.

     1.4 Restricted Shares Held by the Share Custodian. Employee hereby authorizes and directs the Company to deliver to the Secretary of the Company or such other officer of the Company as may be designated by the Committee (the "Share Custodian") any stock certificate issued by the Company to evidence Restricted Shares, as well as any stock certificate issuable to the Employee due to an event described in Section 3.1 below. The Share Custodian shall hold any such stock certificates and shall deliver same to either the Employee or the Company, as indicated below, upon the first to occur of (i)-a Vesting Date; or
(ii)-a Termination of Service:

          (a) to the Employee, immediately following the occurrence of a Vesting Date and satisfaction of all withholding tax obligations (whether federal, state or local) imposed on the Company by reason of the vesting of the Restricted Shares in the manner contemplated by Section 1.3; or

          (b) to the Company, immediately after a Termination of Service, but only if the Restricted Shares have not become Vested Shares as a result of the Termination of Service.

Employee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Employee with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Restricted Shares and any other stock certificates held by the Share Custodian to the Company in the name, place and stead of Employee. The term of such appointment shall commence on the Award Date and shall continue until the first to occur of the events described in clauses (a) or (b) above. The Employee shall complete an irrevocable stock power in favor of the Share Custodian in substantially the form of Exhibit A attached hereto to effect the provisions of this Section 1.4.

     1.5 Rights as Stockholder. Employee shall have no rights as a stockholder with respect to any Restricted Shares until a stock certificate for the shares is issued in Employee's name. Once any such stock certificate is issued and delivered to the Share Custodian, during the period that the Share Custodian holds the Restricted Shares, Employee shall be entitled to all rights associated with ownership of the Restricted Shares, except as follows: (a)-if additional shares of Preferred Stock become issuable to Employee due to an event described in Section 3.1 below, any stock certificate representing such shares shall be delivered to the Share Custodian and those shares of Preferred Stock shall be subject to forfeiture to the same extent as the shares of Restricted Shares to which they relate; and (b)-the Employee shall have no rights inconsistent with the terms of this Award, such as the restrictions on transfer described in
Section 2.2 below.

     1.6 Investment Representations. Employee hereby represents, warrants, covenants, and agrees with the Company as follows:

          (a) The Restricted Shares being acquired by Employee will be acquired for Employee's own account without the participation of any other person, with the intent of holding the Restricted Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Restricted Shares and not with a view to, or for resale in connection with, any distribution of the Restricted Shares, nor is Employee aware of the existence of any distribution of the Restricted Shares;

          (b) Employee is not acquiring the Restricted Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Restricted Shares but rather upon an independent examination and judgment as to the prospects of the Company;

          (c) The Restricted Shares were not offered to Employee by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

          (d) Employee is able to bear the economic risks of the investment in the Restricted Shares, including the risk of a complete loss of my investment therein;

          (e) Employee understands and agrees that the Restricted Shares will be issued and sold to Employee without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the Securities Act of 1933 (the "1933 Act"), provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

          (f) The Restricted Shares cannot be offered for sale, sold or transferred by Employee other than pursuant to: (A)-an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B)-evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

          (g) The Company will be under no obligation to register the Restricted Shares or to comply with any exemption available for sale of the Restricted Shares without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 of the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Restricted Shares;

          (h) Employee has and has had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds, and other books and records. Employee has examined such of these documents as Employee has wished and is familiar with the business and affairs of the Company. Employee realizes that the purchase of the Restricted Shares is a speculative investment and that any possible profit therefrom is uncertain;

          (i) Employee has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. Employee has received all information and data with respect to the Company which Employee has requested and which Employee has deemed relevant in connection with the evaluation of the merits and risks of Employee's investment in the Company;

          (j) Employee has such knowledge and experience in financial and business matters that Employee is capable of evaluating the merits and risks of the purchase of the Restricted Shares hereunder and Employee is able to bear the economic risk of such purchase; and

          (k) The agreements, representations, warranties, and covenants made by Employee herein extend to and apply to all of the Restricted Shares of the Company issued to Employee pursuant to this restricted stock award. Acceptance by Employee of the certificate representing such Restricted Shares shall constitute a confirmation by Employee that all such agreements, representations, warranties, and covenants made herein shall be true and correct at that time.

     1.7 Cash Award. The Employee shall receive, in addition to the Restricted Shares, such additional compensation as necessary to place the Employee in the same after-tax position the Employee would have been in had no federal, state or local taxes resulted from the award or vesting of the Restricted Shares or the receipt of the cash award described herein. The cash compensation awarded to the Employee pursuant to this Section 1.7 shall be paid either to the Employee or to appropriate federal or state tax depositories with respect to the Employee in such portions and at such times as the Company shall determine in its sole discretion; provided such payment is made before any tax penalties would otherwise apply.

                                   Section 2
               Forfeiture and Restrictions upon Restricted Shares

     2.1 Forfeiture Upon Termination of Service. Notwithstanding anything to the contrary herein, at any time prior to a Vesting Date, upon a Termination of Service (a) initiated by the Employee for any reason other than the Employee's death, Disability, or Good Reason; or (b) initiated by the Company for Cause, all Restricted Shares shall be forfeited, effective upon the effective date of the Termination of Service.

     For purposes of this Award, the term "Good Reason" shall mean the occurrence during the term of this Award of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described below, such act or failure to act is corrected prior to the Termination of Service:

          (a)  any  material   diminution  in  the  Employee's   authorities  or
     responsibilities (including reporting responsibilities) which were in effect as of the Award Date or in the Employee's status, title, position or responsibilities (including reporting responsibilities) which were in effect as of the Award Date without the Employee's consent to accept any such change; the assignment to the Employee of any duties or work responsibilities which are inconsistent with such status, title, position or work responsibilities; or any removal of the Employee from or failure to reappoint the Employee to any of such positions, except if any such changes are because of Disability, death or Termination of Service;

          (b) a reduction by the Company in the Employee's base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all employees of the Company; or

          (c) a breach of the terms of any employment agreement to which the Employee and the Company are parties by the Company; provided the Employee has given the Company an opportunity to cure the breach by the provision of at least thirty (30) days' prior written notice of same.

     2.2 Restrictions on Transfer of Restricted Shares. Employee shall effect no Disposition of shares of Restricted Shares prior to the date the shares are delivered to the Employee by the Share Custodian; provided, however, that this provision shall not preclude (a) a transfer by will or the laws of descent and distribution in the event of the death of the Employee; or (b) a transfer to the Employee's spouse or children or a family trust or partnership established for the benefit of the Employee, the Employee's spouse and/or children; provided, however, that the Restricted Shares shall remain forfeitable following any such transfer contemplated by this Section 2.2(b) and any new stock certificate issued reflecting the Restricted Shares following such a transfer shall continue to be held by the Share Custodian and shall bear an appropriate legend as described in Section 2.3.

     2.3 Legends. Any stock certificate representing the Restricted Shares issued to the Share Custodian shall be endorsed with the following legend and Employee shall not effect any transfer of the Restricted Shares without first complying with the restrictions on transfer described in such legend:

                             TRANSFER IS RESTRICTED

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A RESTRICTED STOCK AWARD DATED ___________________, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS (1)-THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH SECURITIES, (2)-THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR (3)-THE ISSUER RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

     Employee agrees that the Company may also endorse any other legends required by applicable federal or state securities laws.

     The Company need not register a transfer of the Restricted Shares, and may also instruct its transfer agent, if any, not to register the transfer of the Restricted Shares unless the conditions specified in the foregoing legends are satisfied.

     2.4 Removal of Legend and Transfer Restrictions.

          (a) The restrictions described in the first sentence of the legend set forth in Section 2.3 above and any related stop transfer instructions may be removed and the Company shall issue necessary replacement certificates without that portion of the legend to the Employee (or permitted transferee) as of the date the Share Custodian is otherwise authorized to deliver the Restricted Shares to the Employee (or a permitted transferee).

          (b) The restrictions described in the second sentence of the legend set forth in Section 2.3 above and any related stop transfer instructions may be removed and the Company shall issue necessary replacement certificates without that portion of the legend to the Employee if the shares of Preferred Stock represented by the certificates: (a)-are registered under the 1933 Act and a prospectus meeting the requirements of
     Section 10 of the 1933 Act is available; (b)-at such time as permitted by Rule 144(k) promulgated under the 1933 Act; or (c)-upon receipt of an opinion of counsel, reasonably satisfactory to the Company stating that such sale, transfer, assignment or hypothecation is exempt from the requirements of the 1933 Act.

                                   Section 3
                               General Provisions

     3.1 Change in Capitalization. The Restricted Shares shall be converted into common stock of the Company in accordance with the terms of the Preferred Stock.

     3.2 Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which Employee resides, and/or any other applicable securities laws.

     3.3 Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

     3.4 Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

     3.5 Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

     3.6 Entire Award. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter.

     3.7 Violation. Any Disposition of the Restricted Shares or any portion thereof shall be a violation of the terms of this Award and shall be void and without effect.

     3.8 Headings and Capitalized Terms. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award. Capitalized terms used, but not defined, herein shall be given the meaning ascribed in the Plan.

     3.9 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

     3.10 No Employment Rights Created. Neither the establishment of the Plan nor the award of Restricted Shares hereunder shall be construed as giving Employee the right to continued employment with the Company or any of its affiliates.

     IN WITNESS WHEREOF, the officers of the Company have signed and sealed this Award on the day and year first set forth above

                                               Community First Banking Company



                                          By:_________________________________

                                         Title:_______________________________


ATTEST:_____________________________



Title:______________________________

                                    EXHIBIT A
                                       TO
                         COMMUNITY FIRST BANKING COMPANY
                             RESTRICTED STOCK AWARD


                             Irrevocable Stock Power


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto____________________________________________________________________,
___________________________________  shares of the  Preferred  Stock,  par value
$_____ per share, of Community First Banking Company registered in the name of the undersigned on the stock transfer records of Community First Banking Company and represented by Stock Certificate No. _______________________________ of Community First Banking Company and the undersigned does hereby irrevocably constitute and appoint [Share Custodian] his/her attorney-in-fact to transfer the aforesaid shares on the books of Community First Banking Company, with full power of substitution; and the undersigned does hereby ratify and confirm all that said attorney-in-fact lawfully shall do by virtue hereof.


Date:_____________                    _____________________________
                                              (Print Name)

                                      _____________________________
                                              (Signature)



IN THE PRESENCE OF:


___________________________________
         (Print Name)

___________________________________
         (Signature)